UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 31, 2007

Date of Report (Date of earliest event reported)

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4810 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described on Current Report on Form 8-K of Kratos Defense & Security Solutions, Inc. (“Company”) filed on December 31, 2007 (the “Initial 8-K”), on December 31, 2007,  Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), Kratos Government Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of Kratos (“ Parent ”), Haverstick Acquisition Corporation, a Delaware corporation (“ Merger Sub ”), and Haverstick Consulting, Inc., an Indiana corporation (“ Haverstick ”), consummated the merger of the Merger Sub with and into Haverstick (the “ Merger ”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 2, 2007 (the “ Merger Agreement ”).

The sole purpose of this amendment to the Initial 8-K is to incorporate as part of the Initial 8-K the information set forth below under Item 9.01 as required by Item 9.01 of Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the attached financial statements were omitted from disclosure contained in the Initial 8-K. Attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference, are the audited consolidated financial statements of Haverstick for the year ended December 31, 2007.

(b) Pro forma financial information.

Pursuant to paragraph (b)(2) of Item 9.01 of Form 8-K, the attached financial statements were omitted from disclosure contained in the Initial 8-K. Attached hereto as Exhibit 99.3 and incorporated herein by reference, is the required unaudited pro forma combined financial statements.

(d)  Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Consolidated Financial Statements of Haverstick Consulting, Inc. for the Year Ended December 31, 2007.

99.2	Unaudited Pro Forma Combined Financial Statements.
Unaudited Pro Forma Combined Balance Sheet as of December 31, 2007.
Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: March 26, 2008	By:	/s/ Deanna H. Lund
Deanna H. Lund
Senior Vice President, Chief Financial Officer